Exhibit 5.2

                                January 30, 1997



Circuit City Stores, Inc.
9950 Mayland Drive
Richmond, Virginia 23233

                            Circuit City Stores, Inc.
                       Registration Statement on Form S-3
                   Circuit City Stock and Circuit City Rights

Ladies and Gentlemen:

         We have acted as your counsel in connection with the Registration Statement on Form S-3 (No. 333-15995) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), relating to the offer and sale of (i) up to 21,689,000 shares of Circuit City Stores, Inc. -- CarMax Group Common Stock, par value $.50 per share (the "CarMax Stock"), of Circuit City Stores, Inc. (the "Company") and
(ii) an equal number of Circuit City Stores, Inc. -- CarMax Group Rights to purchase shares of the Company's Series F Preferred Stock (the "CarMax Rights") to be issued pursuant to the Restated Rights Agreement and initially attached to the CarMax Stock. The Registration Statement also registers the following securities which are or may be issuable upon conversion of the CarMax Stock by the Company: (x) shares of Circuit City Stores, Inc. -- Circuit City Group Common Stock, par value $.50 per share (the "Circuit City Stock"), of the Company and (y) an equal number of Circuit City Stores, Inc. -- Circuit City Group Rights to purchase shares of the Company's Series E Preferred Stock (the "Circuit City Rights") which may be issuable pursuant to the Restated Rights Agreement and initially attached to the Circuit City Stock. Defined terms not otherwise defined herein have the meaning ascribed to them in the Registration Statement.

         We have previously issued our opinion dated June 16, 1988 (the "1988 Opinion") and addressed to the Board of Directors of the Company (the "Board") relating to the Original Rights, each of which is to be redesignated as a Circuit City Right as described in the Registration Statement. The 1988 Opinion is filed as part of our opinion at Exhibit 5 to the Company's Registration Statement No. 33-64757 on Form S-8, which registration statement became effective December 5, 1995. In addition, we have issued our opinion dated January 14, 1997 (the "1997 Opinion") and addressed to the Board relating to the Circuit City Rights and the CarMax Rights, a copy of which is attached to our opinion dated January 14, 1997 addressed to the Company and filed as Exhibit 5.1 to the Registration Statement. Our opinions contained herein relating to the Circuit City Rights are subject to all of the assumptions and qualifications contained in the 1988 Opinion, as if such opinion related to the Circuit City Rights, and the 1997 Opinion.

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Circuit City Stores, Inc.
January 30, 1997
Page 2

         We have participated in the preparation of the Registration Statement and have examined the corporate records and documents, statements and certificates of officers of the Company and such other materials as we have deemed necessary to the issuance of this opinion. We assume for purposes of this opinion that prior to the issuance of the Circuit City Stock and the Circuit City Rights upon a conversion of the CarMax Stock (a) Articles of Amendment setting forth both the CarMax Stock Proposal Amendments and the amendments to the Company's Amended and Restated Articles of Incorporation in the form included as exhibits to the Restated Rights Agreement are filed with, and declared effective by, the Virginia State Corporation Commission, (b) the Restated Rights Agreement is duly executed and delivered by the Company and the rights agent and (c) the Company takes all actions necessary to authorize such conversion (and the issuance of the Circuit City Stock in connection therewith) in accordance with the terms of the Amended Articles. We also assume for purposes of this opinion that at the time of such conversion, the Company has a sufficient number of authorized but unissued shares of Circuit City Stock and, if Circuit City Rights are issuable in connection therewith, Series E Preferred Stock to effect such conversion. Based on the foregoing, we are of the opinion that:

         1. The Circuit City Stock has been duly authorized, and, when issued upon conversion of the CarMax Stock in accordance with the Amended Articles, will be validly issued, fully paid and nonassessable.

         2. All corporate actions required under the laws of the Commonwealth of Virginia have been taken for the Circuit City Rights, if and when issued pursuant to the Restated Rights Agreement upon conversion of the CarMax Stock in accordance with the Amended Articles, to be validly issued.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the statement made in reference to our firm under the caption "Legal Matters" in the related Prospectus and in any amendment or supplement to the Prospectus. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the 1933 Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                     Very truly yours,


                                     /s/ McGuire, Woods, Battle & Boothe, L.L.P.